AMENDED AND RESTATED
                               FINANCIAL AGREEMENT


         This Amended Financial Agreement made as of this 1st day of February, 2001 between Fiserv Securities, Inc., ("Clearing Agent"), with offices at One Commerce Square, 2005 Market Street, Philadelphia, PA 19103-3212, First Montauk Securities Corp. ("Introducing Firm"), with offices at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, NJ 07701, and First Montauk Financial Corp. ("Holding Corp."), with offices at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, NJ 07701.

         WHEREAS, the Clearing Agent and the Introducing Firm entered into a clearing agreement (the "Clearing Agreement") and a financial agreement (the "Financial Agreement") each of which was dated May 8, 2000;

         WHEREAS, the Financial Agreement was co-terminous with the Clearing Agreement and provided financial and lending considerations separate from the Clearing Agreement;

         WHEREAS,  Introducing  Firm is a wholly  owned  subsidiary  of  Holding
Corp.;

         WHEREAS, the Financial Agreement was intended to provide funds to the Introducing Firm to assist in the mitigation of costs related to conversion of the Introducing Firm's Introduced Accounts, defined below, to the Clearing Agent;

         WHEREAS, the parties desire to amend the Financial Agreement to effectuate the original intent of the parties and have agreed that the terms of this Amended Financial Agreement shall amend and supersede the terms of the Financial Agreement;

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereto agree as follows:

1.       Definitions.

     a. Introduced Account. Accounts of the customer of Introducing Firm and proprietary accounts and any approved subclearing accounts of the Introducing Firm carried or to be carried by Clearing Agent.

     b. Trades. Brokerage transactions cleared through the Clearing Agent excluding those related to Periodic Investment Plans (P.I.P.s), Systematic Withdrawal Plan (S.W.P.s), or any other transactions which do not generate a fee for Clearing Agent.

     c. LIBOR rate. London Interbank Offered Rate

2.       Term of Agreement.

     a. Term. This Agreement shall be co-terminus with the Clearing Agreement between these parties dated May 8, 2000.

3.       Cash Payments by the Clearing Agent.

     a. Payment. In consideration of the Introducing Firm entering into the Clearing Agreement, and for other good and valuable consideration, the Clearing Agent shall pay, as set forth below, an aggregate amount of seven million, seven hundred fifty thousand dollars ($7,750,000) comprised of an initial payment and three subsequent payments (together, the "Cash Payments"), payable as follows:

     i. Initial Payment: The payment of four million dollars ($4,000,000) to the Introducing Firm upon completion of the conversion, receipt of which is hereby acknowledged, shall be deemed full satisfaction of the initial payment due under this Amended Financial Agreement; and
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     ii. Subsequent Payments: Three million seven hundred fifty thousand dollars
($3,750,000) shall be payable to Holding Corp. in three equal installments of one million two hundred fifty thousand dollars ($1,250,000) upon the anniversary of the conversion date in each of the first three years of the term of this Agreement, provided the Clearing Agent receives an average of 900 Trades per day from the Introducing Firm for the twelve months ending on that anniversary date. In any year where an installment payment might otherwise be payable pursuant to this section but for the Introducing Firm's failure to achieve such an average, the full value of that installment will be withheld until the subsequent twelve month period in which the Clearing Agent receives an average of 900 trades a day from the Introducing Firm for that period.

     b. Use of Cash Payments. The Cash Payments, as set forth in Section 3(a), above, received from the Clearing Agent, less any amount payable on account of Federal, State and Local taxes attributable to the receipt of the cash payments, shall be used by Holding Corp. and Introducing Firm as set forth in this Section 3(b). The use of the cash payments received by Introducing Firm from Holding Corp., or received directly from Clearing Agent prior to the date of this Amended Financial Agreement, shall be limited to (i) payment of conversion costs; (ii) advertising, marketing and technology investments to build name brand recognition; (iii) building trading volume and expansion of business; (iv) the payment of Federal, State and Local taxes attributable to the receipt of the cash payments directly from Clearing Agent prior to the date of this Amended Financial Agreement; and (v) any other purpose as mutually agreed in writing by the parties hereto.

     c. Amortization of Cash Payments. The aggregate of Cash Payments, as set forth in Section 3(a), above, made to the Holding Corp. and the Introducing Firm will be amortized annually at the greater of the straight line basis remaining on the contract term or the annual aggregate Trade volume valued at $1.94 per Trade.

     d. Early Termination of Agreement. If the Introducing Firm terminates the Clearing Agreement prior to the Termination Date of the Clearing Agreement, other than for an Event of Default by Clearing Agent, Holding Corp. shall pay to Clearing Agent a base early termination penalty in the amount of one million dollars ($1,000,000) plus the unamortized portion of the Cash Payments at the time of the termination as calculated pursuant to Section 3(c), above. The base early termination penalty of one million dollars ($1,000,000) shall be reduced beginning in the fifth year of the term of the Clearing Agreement as incorporated by reference hereto.

     i. To Secure the full and timely payment of any and all amounts payable by Holding Corp. under Section 3(d), Holding Corp. hereby grants a first priority lien in all of the outstanding shares of Introducing Firm held by Holding Corp. pursuant to a Security Agreement of same date and annexed hereto as Exhibit "A." Introducing firm shall not be liable to Clearing Agent for the amounts due pursuant to this Amended Financial Agreement.

4.       Performance of the Introducing Firm.

     a. Trade Volume of Introducing Firm. The Introducing Firm shall clear through the Clearing Agent a minimum of: (i) the aggregate amount of 252,000 Trades per year, or (ii) the aggregate amount of 2,520,000 Trades over ten years.

     b. Penalty for Underperformance. If at the end of ten years the aggregate Trading volume is less than 2,520,000 Trades cleared, the Holding Corp. shall pay the Clearing Agent an amount equal to the difference between the actual aggregate Trades cleared and the minimum number of Trades set forth in Section 4(a) above multiplied by the clearing fee which shall be equal to the aggregate amount of the Cash Payments actually made to the Holding Corp. by the Clearing Agent divided by the minimum number of Trades set forth in Section 4(a) above.

5. Lending. The Clearing Agent agrees to consider and evaluate potential lending for acquisitions if value exists, in the Clearing Agent's sole subjective opinion, for both Clearing Agent and Introducing Firm. Clearing Agent will lend an amount not to exceed two million five hundred thousand dollars ($2,500,000) to the Introducing Firm, subject to the terms of a separate agreement to be instituted at that time between the parties, under the following conditions:

     a. Interest shall accrue and be paid quarterly at the 6 month LIBOR rate plus 2% and the rate shall adjust quarterly with principal reductions being made quarterly;
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     b.  The  term of the  financing  shall be  coterminous  with  the  Clearing
Agreement;

     c. The Clearing Agent shall perform a due diligence on any deal prior to financing;

     d. The Clearing Agent must find the economics of the deal viable and justifiable in its sole subjective judgement in light of risk factors to both the Clearing Agent and the Introducing Firm;

     e. The Introducing Firm shall provide to the Clearing Agent acceptable security for the loan amount;

     f. Both the Introducing Firm and the acquisition candidate shall have to demonstrate to the Clearing Agent, in a manner satisfactory to the Clearing Agent, on-going and future profitability;

     g. The Introducing Firm shall contribute a portion in an amount acceptable to the Clearing Agent of its capital to fund the acquisition;

     h. Financing by the Clearing Agent must be approved by its Board of Directors.

6.       Miscellaneous.

     a. Modification of Agreement. Except as otherwise provided herein, this Agreement may be modified only in writing signed by both parties to this Agreement. Such modification shall not be deemed a cancellation of this Agreement.

     b. Assignment. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of the Introducing Firm, Holding Corp or the Clearing Agent. No assignment of this Agreement shall be valid unless the non-assigning party consents to such an assignment in writing, such consent, however, shall not be unreasonably withheld by either party. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association or joint venture or agency relationship between the Introducing Firm, Holding Corp. and the Clearing Agent.

     c. Change of Control. In the event of a change in control of the ownership of the Introducing Firm, which shall be defined as (i) a sale or merger of the Introducing Firm, where the Introducing Firm is not the surviving entity, or (ii.) a sale and/or transfer of all or substantially all of the assets of Introducing Firm such sale and/or transfer being outside of the ordinary course of business of Introducing Firm, the Clearing Firm shall have, in its sole subjective discretion, the option to consider such event an early termination of the Clearing Agreement by the Introducing Firm governed by Section 3(d), above, which option will expire thirty (30) days following the effective date of such change in control.

     In the event of a change in control of the ownership of the Clearing Agent, which shall be defined a sale or merger of the Clearing Agent, where Clearing Agent is not the surviving entity, or in the event that Clearing Agent ceases to perform clearing services, the Introducing Firm shall have, in its sole subjective discretion, the option to consider such event an early termination of the Clearing Agreement by the Clearing Firm which option will expire thirty (30) days following the effective date of such change in control or ceasing of clearing services. Upon the exercise of such option by the Introducing Firm, Holding Corp. will pay to the Clearing Agent the unamortized portion of the Cash Payments at the time of the termination as calculated pursuant to Section 3(c), above.

     d. Choice of Law. The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of this Agreement, shall be subject to the statutory and common law of the Commonwealth of Pennsylvania.

     e. Headings. The headings preceding the sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     f. Validity. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition was not contained herein.

     g. Remedies Cumulative. The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege. No single, partial or other exercise of any such right, power, remedy or privilege shall preclude the further exercise thereof or the exercise of any other right, power remedy or privilege.

     h. Notices. Any notice or request required or permitted to be given under this Agreement shall be sufficient if in writing and sent by hand or by certified mail, in either case, return receipt requested, to the parties at the following addresses:

                  As to the Introducing Firm:

                           Mr. William Kurinsky, CFO and COO
                           First Montauk Securities Corp.
                           328 Newman Springs Road
                           Parkway 109 Office Center
                           Red Bank, NJ  07701

                  As to the Clearing Agent:

                           Mr. Lawrence E. Donato, President
                           Fiserv Securities, Inc.
                           One Commerce Square
                           2005 Market Street
                           Philadelphia, PA 19103-3212

                  As to the Holding Corp.:

                           Mr. William Kurinsky, CFO and COO
                           First Montauk Financial Corp.
                           328 Newman Springs Road
                           Parkway 109 Office Center
                           Red Bank, NJ  07701

                  With a copy to:

                           Mr. Scott M. Donnini, VP, General Counsel & Secretary Fiserv Securities, Inc.
                           One Commerce Square
                           2005 Market Street
                           Philadelphia, PA  19103-3212

                           Mr. Paul A. Lieberman-General Counsel
                           First Montauk Securities Corp.
                           Parkway 109 Office Center
                           328 Newman Springs Road
                           Red Bank, NJ  07701

                           Victor J. DiGioia
                           Goldstein & DiGioia, LLP
                           369 Lexington Avenue
                           New York, NY 10017


     IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the date first herein above set forth.

First Montauk Securities Corp.              Fiserv Securities, Inc.

By: ____________________________            By: _______________________________

Title: _________________________            Title: ____________________________



First Montauk Financial Corp.

By: ____________________________

Title: _________________________

                                   EXHIBIT "A"



                                             February 1, 2001



Mr. William Kurinsky, CFO and COO
First Montauk Securities Corp.
328 Newman Springs Road
Parkway 109 Office Center
Red Bank, NJ 07701

         Re:     Amendment to the Clearing Agreement

Dear Mr. Kurinsky:

         Pursuant to the terms of paragraph 14(b) of the Clearing Agreement entered into between Fiserv Securities, Inc. and First Montauk Securities Corp. dated May 8, 2001 (the "Agreement"), this letter shall serve to amend the Agreement as follows, effective February 1, 2001:


     i. replace the reference to "Financial Agreement" in Section 11(b)(iv) and 11(c) of the Agreement, and any other reference to "Financial Agreement" in the Agreement, with "Amended Financial Agreement."

     ii. replace the reference to "Introducing Firm" in Section 11(b)(vi) of the Agreement with "Holding Corp."; and

     iii. change the word "it" in Section 11(c) of the Agreement to "Holding Corp."

         If the terms of this amendment meet with your approval, please sign both copies of this letter where indicated and return them to my attention in the enclosed self-addressed stamped envelope. Upon my receipt, I will execute and return one copy to you for your records.

         Any questions you may have regarding this matter can be directed to my attention at 215-636-3005.

                                             Very truly yours,



                                             Lawrence E. Donato



Accepted this 1st day of February, 2001
First Montauk Securities Corp.


By:
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